Exhibit 99.1
Starbucks Reports Q2 Fiscal 2021 Results
Q2 Comparable Store Sales Growth of 9% in the U.S.; Demonstrating Full Sales Recovery
Q2 Comparable Store Sales Growth of 91% in China, Including Reinstated VAT Benefit
Q2 GAAP EPS $0.56; Non-GAAP EPS $0.62 Reflecting Meaningful Margin Improvement from Prior Quarter
Active Starbucks® Rewards Membership in the U.S. Up 18% Year-Over-Year to 22.9 Million
Raising Full-Year Fiscal 2021 Revenue, Margin and Earnings Per Share Guidance

SEATTLE; April 27, 2021 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal second quarter ended March 28, 2021. GAAP results in fiscal 2021 and fiscal 2020 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

“I am very pleased with our progress to date in fiscal 2021, as our second quarter results demonstrated impressive momentum in the business with full sales recovery in the U.S. Our strong results validate our ability to adapt to changes in our environment and the needs of our customers,” said Kevin Johnson, president and ceo.

“We have positioned Starbucks for the inevitable great human reconnection that we see unfolding in the U.S. and will propagate in every market around the world, where people once again connect with others face-to-face to heal, to belong, to reflect, to share and to celebrate. Starbucks was built for this moment, and as we celebrate our 50th anniversary, we remain confident in our ability to execute our ‘Growth at Scale’ agenda and unlock the full potential of the Starbucks brand,” concluded Johnson.

Q2 Fiscal 2021 Highlights

•Global comparable store sales increased 15%, driven by a 19% increase in average ticket, partially offset by a 4% decline in comparable transactions
◦Americas comparable store sales increased 9%, driven by a 22% increase in average ticket, partially offset by a 10% decline in comparable transactions; U.S. comparable store sales increased 9%, driven by a 21% increase in average ticket, partially offset by a 10% decline in comparable transactions
◦International comparable store sales increased 35%, driven by a 26% increase in comparable transactions and a 7% increase in average ticket; China comparable store sales increased 91%, driven by a 93% increase in transactions, slightly offset by a 1% decline in average ticket; International and China comparable store sales are inclusive of a benefit from value-added tax exemptions in China reinstated as of January 1, 2021, of approximately 4% and 9%, respectively
•The company opened 5 net new stores in the second quarter of fiscal 2021, yielding 3% year-over-year unit growth, ending the period with 32,943 stores globally, of which 51% and 49% were company-operated and licensed, respectively
◦Net new store openings reflect the impact of approximately 300 U.S. and Canada company-operated store closures in relation to the acceleration of the Americas Trade Area Transformation initiative announced last June, which is part of our ongoing strategy to strengthen and optimize our portfolio
◦Stores in the U.S. and China comprised 62% of the company’s global portfolio at the end of the second quarter of fiscal 2021, with 15,288 and 4,973 stores, respectively
•Consolidated net revenues of $6.7 billion increased 11% from the prior year, mainly driven by a 15% growth in comparable store sales primarily from lapping the unfavorable impact of business disruption in the prior year due to the COVID-19 pandemic and strength in U.S. company-operated sales in the current year, partially offset by the unfavorable impact of Global Coffee Alliance transition-related activities

•GAAP operating margin of 14.8% increased from 8.1% in the prior year primarily driven by sales leverage from business recovery and the lapping of COVID-19 related costs in the prior year, partially offset by growth and investments in wages and benefits for store partners
◦Non-GAAP operating margin of 16.1%, up from 9.2% in the prior year
•GAAP earnings per share of $0.56, up from $0.28 in the prior year
◦Non-GAAP earnings per share of $0.62, up from $0.32 in the prior year
•Starbucks® Rewards loyalty program 90-day active members in the U.S. increased to 22.9 million, up 18% year-over-year

Q2 Americas Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 28, 2021	Mar 29, 2020
Change in Comparable Store Sales (1)	9%	(3)%
Change in Transactions	(10)%	(7)%
Change in Ticket	22%	5%
Store Count	18,120	18,271	(1)%
Revenues	$4,664.6	$4,330.0	8%
Operating Income	$905.3	$621.2	46%
Operating Margin	19.4%	14.3%	510 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the Americas segment grew 8% over Q2 FY20 to $4.7 billion in Q2 FY21, primarily driven by 9% growth in company-operated comparable store sales, partially offset by lower product sales to and royalty revenues from our licensees, primarily due to the impact of the COVID-19 pandemic.

The Americas segment reported operating income of $905.3 million in Q2 FY21, compared to $621.2 million in Q2 FY20. Operating margin of 19.4% expanded 510 basis points, primarily driven by the lapping of COVID-19 related costs in the prior year, sales leverage from business recovery, pricing, temporary government subsidies and the benefits of Trade Area Transformation, partially offset by growth and investments in wages and benefits for store partners. The pandemic-related costs incurred in the prior year were largely catastrophe and service pay for store partners, as well as inventory write-offs.

Q2 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 28, 2021	Mar 29, 2020
Change in Comparable Store Sales (1)	35%	(31)%
Change in Transactions	26%	(32)%
Change in Ticket	7%	1%
Store Count	14,823	13,779	8%
Revenues	$1,610.9	$1,134.6	42%
Operating Income/(Loss)	$251.5	($15.4)	nm
Operating Margin/(Loss)	15.6%	(1.4)%	1,700 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed. For the second quarter of fiscal 2021, the International segment's comparable store sales included a 4% benefit related to a temporary value-added tax exemption in China.

Net revenues for the International segment grew 42% over Q2 FY20 to $1.6 billion in Q2 FY21, driven by 35% growth in comparable store sales primarily due to lapping the severe impact of the COVID-19 pandemic in the prior year, an 8% favorable impact from foreign currency translation and 1,044 net new store openings, or 8% store growth, over the past 12 months, partially offset by lower product sales to and royalty revenues from our licensees, primarily due to the persisting impact of the COVID-19 pandemic.

The International segment reported operating income of $251.5 million in Q2 FY21 compared to operating loss of $15.4 million in Q2 FY20. Operating margin of 15.6% increased from (1.4)% in the prior year, primarily driven by sales leverage due to lapping the severe impact of the COVID-19 pandemic in the prior year and, to a lesser extent, favorability from temporary government subsidies.

Q2 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 28, 2021	Mar 29, 2020
Revenues	$369.9	$519.1	(29)%
Operating Income	$172.6	$189.6	(9)%
Operating Margin	46.7%	36.5%	1,020 bps

Net revenues for the Channel Development segment of $369.9 million in Q2 FY21 were 29% lower relative to Q2 FY20. The decline was primarily driven by a 30% unfavorable impact of Global Coffee Alliance transition-related activities, including a structural change in our single-serve business and lapping additional product sales in the prior year to Nestlé to transition Foodservice order fulfillment, partially offset by growth in our ready-to-drink business.

Operating income decreased 9% to $172.6 million in Q2 FY21, down from $189.6 million in Q2 FY20. Operating margin expanded 1,020 basis points to 46.7%, primarily due to the structural change in our single-serve business, lapping the transition of Foodservice order fulfillment to Nestlé in the prior year and growth in our ready-to-drink business.

Full Year Fiscal 2021 Guidance
Please note that Starbucks fiscal year 2021 is a 53-week year instead of the usual 52 weeks. The impact of the 53rd week will be reflected in our results for the fourth quarter of fiscal 2021. All full-year guidance for the metrics noted below is for fiscal year 2021 on a 53-week basis except comparable store sales growth metrics, which are relative to fiscal year 2020 on a 52-week basis.

The company updates the following fiscal year 2021 guidance:
•Consolidated revenue of $28.5 billion to $29.3 billion, inclusive of a $500 million impact attributable to the 53rd week
◦(previously $28.0 billion to $29.0 billion, inclusive of a $500 million impact attributable to the 53rd week)
•Consolidated GAAP operating margin of 15% to 16%
◦(previously 14% to 15%)
•Consolidated non-GAAP operating margin of 16.5% to 17.5%
◦(previously 16% to 17%)
•GAAP EPS in the range of $2.65 to $2.75, inclusive of a $0.10 impact attributable to the 53rd week
◦(previously $2.42 to $2.62, inclusive of a $0.10 impact attributable to the 53rd week)
•Non-GAAP EPS in the range of $2.90 to $3.00 inclusive of a $0.10 impact attributable to the 53rd week
◦(previously $2.70 to $2.90, inclusive of a $0.10 impact attributable to the 53rd week)
•GAAP and non-GAAP effective tax rates in the low to mid-20%s
◦(previously mid-20%s)

The company reiterates the following fiscal year 2021 guidance:
•Global comparable store sales growth of 18% to 23%
•Americas and U.S. comparable store sales growth of 17% to 22%
•International comparable store sales growth of 25% to 30%
◦China comparable store sales growth of 27% to 32%
•Approximately 2,150 new store openings and 1,100 net new Starbucks stores globally
◦Americas approximately 850 new store openings and approximately 50 net new stores
◦International approximately 1,300 new store openings and 1,050 net new stores
▪Approximately 600 net new stores in China
•Channel Development revenue of $1.4 billion to $1.6 billion
•Interest expense of approximately $470 million to $480 million
•Capital expenditures of approximately $1.9 billion

Please note, the guidance provided above is dependent on our current expectations, which may be impacted by evolving external conditions, local safety guidelines, shifts in customer routines, preferences and mobility as well as tax policy changes.

Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call today; this information will also be available following the call on the company’s website at http://investor.starbucks.com.

Company Updates

1.In January, the company announced its commitment to invest $100 million by 2025 to create the Starbucks Community Resilience Fund. The fund focuses on advancing racial equity and environmental resilience by supporting small business growth and community development projects in Black, Indigenous and People of Color neighborhoods with historically limited access to capital.

2.As a progression towards environmental goals previously announced in 2020, in March, the company announced its commitment to achieving carbon neutral green coffee and conserve water usage in green coffee processing by 50% by 2030.

3.In March, the company celebrated its 50th anniversary during its Annual Meeting of Shareholders. During the virtual meeting, senior leadership and partners from around the world gathered to reflect on the company’s history and celebrate the remarkable story of Starbucks.

4.In March, the company published its third edition of an objective assessment of its work on civil rights, called the Civil Rights Assessment. This evaluation conducted by Covington & Burling LLP under the leadership of former U.S. Attorney General Eric Holder, Jr. addresses the company's progress over time. It also provides recommendations for improvements to advancing inclusion, diversity and equity on behalf of our partners, customers and communities.

5.The Board of Directors declared a cash dividend of $0.45 per share, payable on May 28, 2021, to shareholders of record as of May 13, 2021.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, May 28, 2021.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with nearly 33,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “remain,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to: the estimated financial impact related to the outbreak of coronavirus disease (COVID-19) including the outlook, guidance and projections for revenues, earnings per share, operating income, operating margins, comparable store sales, net new stores, capital expenditures, interest expense and fiscal 2021 guidance; the nature and extent of the impact of COVID-19 on our business, operations and financial results; the anticipated timing and effects of recovery of our business, including our ability to expand seating and operating hours at our stores; our plans for streamlining our operations, including store openings, closures and changes in store formats and models; our ability to continue steady business improvement and improve customer and partner experiences; and our ability to emerge from this global crisis and drive long-term growth. These forward-looking statements do not represent historical data, are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to: further spread of COVID-19; regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements and the duration and efficacy of such restrictions; the potential for a resurgence of COVID-19 infections in a given geographic region after it has hit its “peak”; fluctuations in U.S. and international economies and currencies; our ability to preserve, grow and leverage our brands; the ability of our business partners and third-party providers to fulfill their responsibilities and commitments; potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; costs associated with, and the successful execution of, the company’s initiatives and plans, including the successful expansion of our Global Coffee Alliance with Nestlé; our ability to obtain financing on acceptable terms; the acceptance of the company’s products by our customers, evolving consumer preferences and tastes and the availability of consumer financing; changes in the availability and cost of labor; the impact of competition; inherent risks of operating a global business; the prices and availability of coffee, dairy and other raw materials; the effect of legal proceedings; and the effects of changes in tax laws and related guidance and regulations that may be implemented and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” sections of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2020 and Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2020. The company assumes no obligation to update any of these forward-looking statements.

Non-GAAP Financial Measures
Certain non-GAAP measures included in our press release and in our investor conference call related to these results were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

Two-year Comparable Store Sales
The two-year comparable store sales metric discussed in today's investor conference call is calculated as ((1 + % change in comparable store sales in Year 1) * (1 + % change in comparable store sales in Year 2)) - 1. Refer to footnote 1 in the Segment Results and Supplemental Information sections in this press release for definitions of change in comparable store sales.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Durga Doraisamy	Reggie Borges
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Mar 28, 2021	Mar 29, 2020	% Change	Mar 28, 2021	Mar 29, 2020
				As a % of total net revenues
Net revenues:
Company-operated stores	$5,653.1	$4,766.0	18.6%	84.8%	79.5%
Licensed stores	595.0	689.8	(13.7)	8.9	11.5
Other	419.9	539.9	(22.2)	6.3	9.0
Total net revenues	6,668.0	5,995.7	11.2	100.0	100.0
Product and distribution costs	1,992.4	1,997.7	(0.3)	29.9	33.3
Store operating expenses	2,823.3	2,721.4	3.7	42.3	45.4
Other operating expenses	87.7	95.0	(7.7)	1.3	1.6
Depreciation and amortization expenses	366.7	356.3	2.9	5.5	5.9
General and administrative expenses	464.4	406.5	14.2	7.0	6.8
Restructuring and impairments	23.0	(0.7)	nm	0.3	—
Total operating expenses	5,757.5	5,576.2	3.3	86.3	93.0
Income from equity investees	77.1	67.9	13.5	1.2	1.1
Operating income	987.6	487.4	102.6	14.8	8.1
Interest income and other, net	17.3	2.0	765.0	0.3	—
Interest expense	(115.0)	(99.2)	15.9	(1.7)	(1.7)
Earnings before income taxes	889.9	390.2	128.1	13.3	6.5
Income tax expense	230.5	65.4	252.4	3.5	1.1
Net earnings including noncontrolling interests	659.4	324.8	103.0	9.9	5.4
Net loss attributable to noncontrolling interests	—	(3.6)	nm	—	(0.1)
Net earnings attributable to Starbucks	$659.4	$328.4	100.8	9.9%	5.5%
Net earnings per common share - diluted	$0.56	$0.28	100.0
Weighted avg. shares outstanding - diluted	1,184.8	1,180.7
Cash dividends declared per share	$0.45	$0.41
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				49.9%	57.1%
Effective tax rate including noncontrolling interests				25.9%	16.8%

	Two Quarters Ended			Two Quarters Ended
	Mar 28, 2021	Mar 29, 2020	% Change	Mar 28, 2021	Mar 29, 2020
				As a % of total net revenues
Net revenues:
Company-operated stores	$11,379.6	$10,546.6	7.9%	84.8%	80.6%
Licensed stores	1,208.8	1,481.9	(18.4)	9.0	11.3
Other	829.1	1,064.3	(22.1)	6.2	8.1
Total net revenues	13,417.5	13,092.8	2.5	100.0	100.0
Product and distribution costs	4,041.5	4,234.2	(4.6)	30.1	32.3
Store operating expenses	5,690.7	5,542.9	2.7	42.4	42.3
Other operating expenses	179.5	196.7	(8.7)	1.3	1.5
Depreciation and amortization expenses	732.6	707.4	3.6	5.5	5.4
General and administrative expenses	936.5	840.7	11.4	7.0	6.4
Restructuring and impairments	95.2	5.6	nm	0.7	—
Total operating expenses	11,676.0	11,527.5	1.3	87.0	88.0
Income from equity investees	159.7	141.9	12.5	1.2	1.1
Operating income	1,901.2	1,707.2	11.4	14.2	13.0
Interest income and other, net	32.7	18.0	81.7	0.2	0.1
Interest expense	(235.8)	(191.1)	23.4	(1.8)	(1.5)
Earnings before income taxes	1,698.1	1,534.1	10.7	12.7	11.7
Income tax expense	416.5	324.0	28.5	3.1	2.5
Net earnings including noncontrolling interests	1,281.6	1,210.1	5.9	9.6	9.2
Net loss attributable to noncontrolling interests	—	(4.0)	nm	—	—
Net earnings attributable to Starbucks	$1,281.6	$1,214.1	5.6	9.6%	9.3%
Net earnings per common share - diluted	$1.08	$1.02	5.9%
Weighted avg. shares outstanding - diluted	1,183.9	1,185.8
Cash dividends declared per share	$1.35	$0.82
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				50.0%	52.6%
Effective tax rate including noncontrolling interests				24.5%	21.1%

Segment Results (in millions)

Americas

	Mar 28, 2021	Mar 29, 2020	% Change	Mar 28, 2021	Mar 29, 2020
Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$4,268.4	$3,863.6	10.5%	91.5%	89.2%
Licensed stores	394.2	464.2	(15.1)	8.5	10.7
Other	2.0	2.2	(9.1)	—	0.1
Total net revenues	4,664.6	4,330.0	7.7	100.0	100.0
Product and distribution costs	1,227.6	1,248.2	(1.7)	26.3	28.8
Store operating expenses	2,203.1	2,158.6	2.1	47.2	49.9
Other operating expenses	41.9	41.8	0.2	0.9	1.0
Depreciation and amortization expenses	186.0	191.5	(2.9)	4.0	4.4
General and administrative expenses	77.7	68.2	13.9	1.7	1.6
Restructuring and impairments	23.0	0.5	nm	0.5	—
Total operating expenses	3,759.3	3,708.8	1.4	80.6	85.7
Operating income	$905.3	$621.2	45.7%	19.4%	14.3%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.6%	55.9%

Two Quarters Ended
Net revenues:
Company-operated stores	$8,553.2	$8,334.6	2.6%	91.3%	89.2%
Licensed stores	810.3	1,001.5	(19.1)	8.6	10.7
Other	4.4	4.8	(8.3)	—	0.1
Total net revenues	9,367.9	9,340.9	0.3	100.0	100.0
Product and distribution costs	2,503.8	2,636.6	(5.0)	26.7	28.2
Store operating expenses	4,442.1	4,373.0	1.6	47.4	46.8
Other operating expenses	84.7	84.3	0.5	0.9	0.9
Depreciation and amortization expenses	374.9	380.7	(1.5)	4.0	4.1
General and administrative expenses	148.5	140.6	5.6	1.6	1.5
Restructuring and impairments	95.2	5.7	nm	1.0	0.1
Total operating expenses	7,649.2	7,620.9	0.4	81.7	81.6
Operating income	$1,718.7	$1,720.0	(0.1)%	18.3%	18.4%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.9%	52.5%

International

	Mar 28, 2021	Mar 29, 2020	% Change	Mar 28, 2021	Mar 29, 2020
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,384.7	$902.4	53.4%	86.0%	79.5%
Licensed stores	200.8	225.6	(11.0)	12.5	19.9
Other	25.4	6.6	284.8	1.6	0.6
Total net revenues	1,610.9	1,134.6	42.0	100.0	100.0
Product and distribution costs	513.5	387.7	32.4	31.9	34.2
Store operating expenses	620.2	562.8	10.2	38.5	49.6
Other operating expenses	29.3	31.8	(7.9)	1.8	2.8
Depreciation and amortization expenses	143.4	130.0	10.3	8.9	11.5
General and administrative expenses	79.8	63.7	25.3	5.0	5.6
Restructuring and impairments	—	(1.2)	nm	—	(0.1)
Total operating expenses	1,386.2	1,174.8	18.0	86.1	103.5
Income from equity investees	26.8	24.8	8.1	1.7	2.2
Operating income/(loss)	$251.5	$(15.4)	nm	15.6%	(1.4)%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				44.8%	62.4%

Two Quarters Ended
Net revenues:
Company-operated stores	$2,826.4	$2,212.0	27.8%	86.6%	81.8%
Licensed stores	398.5	480.4	(17.0)	12.2	17.8
Other	40.4	13.3	203.8	1.2	0.5
Total net revenues	3,265.3	2,705.7	20.7	100.0	100.0
Product and distribution costs	1,033.9	876.2	18.0	31.7	32.4
Store operating expenses	1,248.6	1,169.9	6.7	38.2	43.2
Other operating expenses	63.6	67.7	(6.1)	1.9	2.5
Depreciation and amortization expenses	283.4	256.7	10.4	8.7	9.5
General and administrative expenses	162.5	130.9	24.1	5.0	4.8
Restructuring and impairments	—	(0.4)	nm	—	—
Total operating expenses	2,792.0	2,501.0	11.6	85.5	92.4
Income from equity investees	53.0	55.8	(5.0)	1.6	2.1
Operating income	$526.3	$260.5	102.0%	16.1%	9.6%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				44.2%	52.9%

Channel Development

	Mar 28, 2021	Mar 29, 2020	% Change	Mar 28, 2021	Mar 29, 2020
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$369.9	$519.1	(28.7)%
Product and distribution costs	231.9	351.6	(34.0)	62.7%	67.7%
Other operating expenses	13.1	17.7	(26.0)	3.5	3.4
Depreciation and amortization expenses	0.3	0.3	—	0.1	0.1
General and administrative expenses	2.3	3.0	(23.3)	0.6	0.6
Total operating expenses	247.6	372.6	(33.5)	66.9	71.8
Income from equity investees	50.3	43.1	16.7	13.6	8.3
Operating income	$172.6	$189.6	(9.0)%	46.7%	36.5%

Two Quarters Ended
Net revenues	$741.2	$1,013.7	(26.9)%
Product and distribution costs	465.4	690.4	(32.6)	62.8%	68.1%
Other operating expenses	24.1	38.3	(37.1)	3.3	3.8
Depreciation and amortization expenses	0.6	0.6	—	0.1	0.1
General and administrative expenses	4.5	5.4	(16.7)	0.6	0.5
Total operating expenses	494.6	734.7	(32.7)	66.7	72.5
Income from equity investees	106.7	86.1	23.9	14.4	8.5
Operating income	$353.3	$365.1	(3.2)%	47.7%	36.0%

Corporate and Other

	Mar 28, 2021	Mar 29, 2020	% Change
Quarter Ended
Net revenues	$22.6	$12.0	88.3%
Product and distribution costs	19.4	10.2	90.2
Other operating expenses	3.4	3.7	(8.1)
Depreciation and amortization expenses	37.0	34.5	7.2
General and administrative expenses	304.6	271.6	12.2
Total operating expenses	364.4	320.0	13.9
Operating loss	$(341.8)	$(308.0)	11.0%

Two Quarters Ended
Net revenues	43.1	32.5	32.6
Product and distribution costs	38.4	31.0	23.9
Other operating expenses	7.1	6.4	10.9
Depreciation and amortization expenses	73.7	69.4	6.2
General and administrative expenses	621.0	563.8	10.1
Restructuring and impairments	—	0.3	nm
Total operating expenses	740.2	670.9	10.3
Operating loss	$(697.1)	$(638.4)	9.2%
Corporate and Other primarily consists of our unallocated corporate operating expenses and Evolution Fresh.

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Mar 28, 2021	Sep 27, 2020
ASSETS
Current assets:
Cash and cash equivalents	$3,880.7	$4,350.9
Short-term investments	123.0	281.2
Accounts receivable, net	880.2	883.4
Inventories	1,503.6	1,551.4
Prepaid expenses and other current assets	592.0	739.5
Total current assets	6,979.5	7,806.4
Long-term investments	284.8	206.1
Equity investments	499.4	478.7
Property, plant and equipment, net	6,123.1	6,241.4
Operating lease, right-of-use asset	8,036.8	8,134.1
Deferred income taxes, net	1,770.0	1,789.9
Other long-term assets	574.9	568.6
Other intangible assets	444.3	552.1
Goodwill	3,658.9	3,597.2
TOTAL ASSETS	$28,371.7	$29,374.5
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,033.6	$997.9
Accrued liabilities	1,771.6	1,160.7
Accrued payroll and benefits	646.1	696.0
Income taxes payable	117.0	98.2
Current portion of operating lease liability	1,296.4	1,248.8
Stored value card liability and current portion of deferred revenue	1,622.1	1,456.5
Short-term debt	18.3	438.8
Current portion of long-term debt	—	1,249.9
Total current liabilities	6,505.1	7,346.8
Long-term debt	14,630.3	14,659.6
Operating lease liability	7,577.7	7,661.7
Deferred revenue	6,532.1	6,598.5
Other long-term liabilities	774.8	907.3
Total liabilities	36,020.0	37,173.9
Shareholders' deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,177.9 and 1,173.3 shares, respectively	1.2	1.2
Additional paid-in capital	595.4	373.9
Retained deficit	(8,124.3)	(7,815.6)
Accumulated other comprehensive loss	(126.3)	(364.6)
Total shareholders’ deficit	(7,654.0)	(7,805.1)
Noncontrolling interests	5.7	5.7
Total deficit	(7,648.3)	(7,799.4)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$28,371.7	$29,374.5

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Two Quarters Ended
	Mar 28, 2021	Mar 29, 2020
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,281.6	$1,210.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	772.9	746.9
Deferred income taxes, net	(25.2)	47.7
Income earned from equity method investees	(131.3)	(116.3)
Distributions received from equity method investees	130.2	98.1
Stock-based compensation	175.3	146.6
Non-cash lease costs	617.9	596.3
Loss on retirement and impairment of assets	175.4	30.9
Other	(15.4)	36.8
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	12.8	(60.7)
Inventories	51.3	36.9
Prepaid expenses and other current assets	139.7	(247.7)
Income taxes payable	40.0	(1,227.4)
Accounts payable	21.3	(186.4)
Deferred revenue	89.8	112.1
Operating lease liability	(676.3)	(608.6)
Other operating assets and liabilities	59.5	(140.5)
Net cash provided by operating activities	2,719.5	474.8
INVESTING ACTIVITIES:
Purchases of investments	(321.7)	(65.1)
Sales of investments	121.7	93.7
Maturities and calls of investments	289.0	4.3
Additions to property, plant and equipment	(647.9)	(758.3)
Other	(20.1)	(22.5)
Net cash used in investing activities	(579.0)	(747.9)
FINANCING ACTIVITIES:
Net proceeds/(payments) from issuance of commercial paper	(296.5)	613.0
Net proceeds from issuance of short-term debt	203.3	494.1
Repayments of short-term debt	(320.5)	—
Proceeds from issuance of long-term debt	—	1,739.7
Repayments of long-term debt	(1,250.0)	—
Proceeds from issuance of common stock	134.4	65.4
Cash dividends paid	(1,058.0)	(965.2)
Repurchase of common stock	—	(1,698.9)
Minimum tax withholdings on share-based awards	(90.1)	(87.6)
Other	—	(10.4)
Net cash provided by/(used in) financing activities	(2,677.4)	150.1
Effect of exchange rate changes on cash and cash equivalents	66.7	8.7
Net decrease in cash and cash equivalents	(470.2)	(114.3)
CASH AND CASH EQUIVALENTS:
Beginning of period	4,350.9	2,686.6
End of period	$3,880.7	$2,572.3
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$250.8	$186.3
Income taxes	$236.2	$1,726.2

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.

U.S. Supplemental Data

	Quarter Ended
($ in millions)	Mar 28, 2021	Mar 29, 2020	Change (%)
Revenues	$4,302.9	$3,979.6	8%
Change in Comparable Store Sales (1)	9%	(3)%
Change in Transactions	(10)%	(7)%
Change in Ticket	21%	5%
Store Count	15,288	15,257	—%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. The results from Siren Retail operations are not reflected in comparable store sales. Comparable store sales include stores that were temporarily closed as a result of the COVID-19 pandemic and exclude stores identified for permanent closure.

China Supplemental Data

	Quarter Ended
($ in millions)	Mar 28, 2021	Mar 29, 2020	Change (%)
Revenues	$860.6	$384.0	124%
Change in Comparable Store Sales (1)	91%	(50)%
Change in Transactions	93%	(53)%
Change in Ticket	(1)%	6%
Store Count	4,973	4,351	14%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates, stores identified for permanent closure and Siren Retail stores. Comparable store sales include stores that were temporarily closed as a result of the COVID-19 pandemic, and for the second quarter of fiscal 2021, included a 9% benefit related to a temporary value-added tax exemption.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Mar 28, 2021	Mar 29, 2020	Mar 28, 2021	Mar 29, 2020	Mar 28, 2021	Mar 29, 2020
Americas:
Company-operated stores	(209)	31	(289)	77	9,820	10,051
Licensed stores	21	37	55	127	8,300	8,220
Total Americas	(188)	68	(234)	204	18,120	18,271
International:
Company-operated stores	123	78	308	277	6,836	6,137
Licensed stores	70	109	209	313	7,987	7,642
Total International	193	187	517	590	14,823	13,779
Total Company	5	255	283	794	32,943	32,050

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS are general and administrative expenses, operating income, operating income growth, operating margin, effective tax rate and diluted net EPS, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs relating to the write-down of certain company-operated store assets. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Integration costs	Management excludes integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.
Nestlé transaction and integration-related costs	Management excludes the transaction and integration-related costs related to the Global Coffee Alliance with Nestlé (inclusive of incremental costs to grow and develop the alliance) for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Mar 28, 2021	Mar 29, 2020	Change
General and administrative expenses, as reported (GAAP)	$464.4	$406.5	14.2%
Restructuring and impairment costs (1)	—	(0.6)
Integration costs (2)	(4.6)	(2.3)
Nestlé transaction and integration-related costs (3)	—	(0.2)
Non-GAAP G&A	$459.8	$403.4	14.0%
Non-GAAP G&A as a % of total net revenues (4)	6.9%	6.7%

Operating income, as reported (GAAP)	$987.6	$487.4	102.6%
Restructuring and impairment costs (1)	23.0	(0.1)
Integration costs (2)	65.2	60.1
Nestlé transaction and integration-related costs (3)	—	6.8
Non-GAAP operating income	$1,075.8	$554.2	94.1%

Operating margin, as reported (GAAP)	14.8%	8.1%	670 bps
Restructuring and impairment costs (1)	0.3	—
Integration costs (2)	1.0	1.0
Nestlé transaction and integration-related costs (3)	—	0.1
Non-GAAP operating margin	16.1%	9.2%	690 bps

Diluted net earnings per share, as reported (GAAP)	$0.56	$0.28	100.0%
Restructuring and impairment costs (1)	0.02	—
Integration costs (2)	0.05	0.05
Nestlé transaction and integration-related costs (3)	—	0.01
Income tax effect on Non-GAAP adjustments (5)	(0.01)	(0.02)
Non-GAAP EPS	$0.62	$0.32	93.8%
(1)Represents costs associated with our restructuring efforts, primarily asset impairments, accelerated amortization of right-of-use lease assets and severance related to certain company-operated store closures.
(2)Includes ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.
(3)Represents costs associated with the Global Coffee Alliance with Nestlé.
(4)Non-GAAP G&A as a percentage of total net revenues for the second quarter of fiscal 2021 was 6.9%. Non-GAAP G&A as a percentage of total net revenues for fiscal years 2020 and 2019 was 7.1% and 6.5%, respectively. Refer to the Starbucks Investor Relations website for additional information regarding historical non-GAAP information.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q2 QTD FY21 NON-GAAP DISCLOSURE DETAILS
(Pretax $ in millions and USD)

Q2 QTD FY21	Americas	International	Corporate and Other	Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Integration Costs	Integration Costs	Total Non-GAAP Adjustment
Net revenue
Production and distribution costs				—
Store operating expenses		3.7		3.7
Other operating expenses				—
Depreciation and amortization expenses		56.9		56.9
General and administrative expenses		4.4	0.2	4.6
Restructuring and impairments	23.0			23.0
Income from equity investees				—
Total impact to operating income	(23.0)	(65.0)	(0.2)	(88.2)

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

Year Ended
Consolidated	Oct 3, 2021
(Projected 53-weeks)
Operating Margin (GAAP)	15.0 - 16.0%
Integration costs (1)	1.0%
Restructuring costs (2)	0.5%
Non-GAAP Operating Margin	16.5 - 17.5%

Diluted net earnings per share (GAAP)	$2.65 - $2.75
Integration costs (1)	0.20
Restructuring costs (2)	0.12
Income tax effect on Non-GAAP adjustments (3)	(0.07)
Non-GAAP earnings per share	$2.90 - $3.00

(1)Includes ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.
(2)Represents costs associated with our restructuring efforts in the U.S. and Canada company-operated businesses.
(3)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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